As filed with the Securities and Exchange Commission on November 25, 2024

Registration No. 333-283306

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Bionomics Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Australia	98-1008557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 Greenhill Road

Eastwood SA 5063

Australia

+618 8150 7400

(Address and telephone number of Registrant’s principal executive offices)

Spyridon “Spyros” Papapetropoulos

President, Chief Executive Officer and Director

c/o Cogency Global Inc.

850 New Burton Road, Suite 201

Dover, DE 19904

(Name, address, and telephone number of agent for service)

With copies to:

Theodore Ghorra, Esq.

Rimon P.C.

400 Madison Ave

New York, NY 10017

(212) 515-9979

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which will specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Bionomics Limited is filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-283306), initially filed on November 18, 2024 (the “Registration Statement”), solely for the purpose of (i) replacing the legal opinion of Johnson Winter Slattery, included in Exhibit 5.1, to include coverage of warrants and debt securities issuable under the indenture described in the base prospectus of the Registration Statement, and (ii) to file Exhibit 4.4 to include the Form of Indenture. Accordingly, this Pre-Effective Amendment No. 1 consists solely of this explanatory note, the signatures and the exhibit index and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

Item 9. Exhibits

Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

1.1**	Form of Underwriting Agreement
1.2+	At The Market Offering Agreement, by and between the Registrant and H.C. Wainwright & Co., LLC
3.1	Constitution of Bionomics Limited adopted at the 2021 Annual General Meeting	F-1/A	333-261280	3.1	12/08/2021
4.1	Deposit Agreement between Bionomics Limited, Citibank, N.A., as depositary, and the holders and beneficial owners of American depositary shares issued thereunder, dated December 17, 2021	S-8	333-261783	4.3	12/21/2021
4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1)	S-8	333-261783	4.3	12/21/2021
4.3	Letter Agreement between Bionomics Limited and Citibank, N.A., as depositary	S-3	333-23894505	4.3	5/5/2023
4.4*	Form of Indenture
5.1*	Opinion of Johnson Winter Slattery
23.1+	Consent of Wolf & Company, P.C., an independent registered public accounting firm.
23.2*	Consent of Johnson Winter Slattery (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page to the registration statement)
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture
107+	Filing Fee Table

*	Filed herewith.
**	If applicable, to be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a current report on Form 8-K and incorporated herein by reference.
***	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
+	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Weston, Massachusetts, on November 25, 2024.

BIONOMICS LIMITED

By:	/s/ Spyridon “Spyros” Papapetropoulos, M.D.
Spyridon “Spyros” Papapetropoulos, M.D.
President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Spyridon “Spyros” Papapetropoulos, M.D. and Tim Cunningham and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Spyridon “Spyros” Papapetropoulos	President, Chief Executive Officer and Director	November 25, 2024
Spyridon “Spyros” Papapetropoulos, M.D.	(principal executive officer)

/s/ Tim Cunningham	Chief Financial Officer	November 25, 2024
Tim Cunningham	(principal financial and accounting officer)

/s/ Adrian Hinton	Financial Controller	November 25, 2024
Errol De Souza, Ph.D.	(principal accounting officer)

/s/ Alan Fisher	Director	November 25, 2024
Alan Fisher

/s/ Jane Ryan	Director	November 25, 2024
Jane Ryan, Ph.D.

/s/ Miles Davies	Director	November 25, 2024
Miles Davies

/s/ David Wilson	Director	November 25, 2024
David Wilson

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Bionomics Limited has signed this registration statement on November 25, 2024.

BIONOMICS LIMITED

By:	/s/ Spyridon “Spyros” Papapetropoulos, M.D.
Spyridon “Spyros” Papapetropoulos, M.D.
President, Chief Executive Officer and Director

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